EXHIBIT 3.1

                                                    Adopted on April 23, 1985,
                                                    as amended on July 22, 1986,
                                                          April 26, 1988,
                                                         June 29, 1989 and
                                                         November 26, 1990
                                                           August 2, 1996




                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                                BALL CORPORATION





                                     -------






      The exact text of the entire Amended Articles of Incorporation of the Corporation, as amended (hereinafter referred to as the "Amended Articles"), is as follows:






                                    ARTICLE I

                                      Name

      The name of the Corporation is Ball Corporation.


                                   ARTICLE II

                                     Purpose

      The purpose for which the Corporation is formed is to engage in the transaction of any or all lawful business which may be conducted, or for which corporations may be incorporated under The Indiana General Corporation Act.


                                   ARTICLE III

                                Term of Existence

      The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV

                       Principal Office and Resident Agent

      The post-office address of the principal office of the Corporation is 345 South High Street, Muncie, Indiana 47305; and the name and post-office address of its Resident Agent at the time of adoption of these Amended Articles is C T Corporation System, One North Capitol Avenue, Indianapolis, Indiana 46204.


                                    ARTICLE V

                             Amount of Capital Stock

      The total number of shares into which the authorized capital stock of the Corporation is divided is one hundred thirty-five million (135,000,000) shares without par value.


                                   ARTICLE VI

                             Terms of Capital Stock

Section A.  Designation of Classes and Number of Shares of Capital Stock

      1. One hundred twenty million (120,000,000) shares of the authorized capital stock without par value shall be known as Common Stock. The shares of Common Stock shall be identical with each other in all respects.

      2. Fifteen million (15,000,000) shares of the authorized capital stock without par value shall be known as Preferred Stock. The shares of Preferred Stock may be issued in one or more series. The Board of Directors shall have the authority to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights, and stated, redemption and liquidation values), preferences, limitations and restrictions of each such series by the adoption of resolutions prior to the issuance of each such series authorizing the issuance of such series. All shares of Preferred Stock of the same series shall be identical with each other in all respects.

      3.  (Added by amendment on August 2, 1996)
           One hundred twenty thousand (120,000) shares of Preferred Stock shall be designated as "Series A Junior Participating Preferred Stock" and shall have preferences, limitations, and relative voting and other rights as follows:

           (A)  Dividends and Distributions.

                 (1) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first
           Quarterly  Dividend  Payment  Date,  since the first  issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after January 24, 1996 (the "Rights Declaration Date") (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (2) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                      (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which event such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating
           Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

           (B) Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                 (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (2) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                 (3) (a) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

                       (b) During any default  period,  such voting right of the
                 holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (3)(c) of this Section (B) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                       (c) Unless the holders of Preferred  Stock shall,  during
                 an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (3)(c) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (3)(c), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

                       (d) In any default  period,  the holders of Common Stock,
                 and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may, except as provided in subparagraph (3)(b) of this Section (B), be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph (3) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                       (e) Immediately  upon the expiration of a default period,
                 (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in these Amended Articles or the Bylaws irrespective of any increase made pursuant to the provisions of subparagraph (3)(b) of this Section (B) (such number being subject, however, to change thereafter in any manner provided by law or in these Amended Articles or the Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

                 (4) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

           (C)  Certain Restrictions.

                 (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section (A) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                       (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                       (b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                       (c)  redeem  or   purchase  or   otherwise   acquire  for
                 consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                       (d) purchase or otherwise  acquire for  consideration any
                 shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series of classes.

                 (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this Section (C), purchase or otherwise acquire such shares at such time and in such manner.

           (D) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

           (E)  Liquidation, Dissolution or Winding Up.

                 (1) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
           Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (a) the Series A Liquidation Preference by (b) 1,000 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (c), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect to all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                 (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                 (3) In the event the Corporation shall at any time after the Rights Declaration Date (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (F) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (G) Redemption. The shares of Series A Junior Participating Preferred Stock shall be redeemable at a price equal to the product of (a) the current market price of the Common Stock and (b) the Adjustment Number.

           (H) Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

           (I) Amendment. The Amended Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

           (J) Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

      4.  (Added by amendment on June 29, 1989)
           Two million one hundred thousand (2,100,000) shares of Preferred Stock shall be designated as "Series B ESOP Convertible Preferred Stock" and shall have preferences, limitations, and relative voting and other rights as follows:

           Section 1.   Designation  and  Amount;   Special  Purpose  Restricted
 Transfer Issue

                        (A) The shares of such series shall be designated "Series B ESOP Convertible Preferred Stock" (such series being hereinafter sometimes called the "Series B Preferred Stock"), and the number of shares constituting such series shall initially be 2,100,000. Each share of Series B Preferred Stock shall have a stated value of $36.75.

                        (B) Shares of Series B Preferred Stock shall be issued only to Mellon Bank, N.A., as trustee (the "Trustee") of the Ball Corporation Salary Conversion Plan for Salaried Employees, as amended from time to time, or any successor to such plan (the "Plan"), including the employee stock ownership plan component of the Plan (the "ESOP"). All references to the holder of the Series B Preferred Stock shall mean the Trustee or any corporation with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of Series B Preferred Stock to any person other than any successor trustee under the Plan, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock (as defined in paragraph (B) of Section 11 hereof) on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series B Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (B) of
           Section 1, shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

           Section 2.  Dividends and Distributions

                        (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors") out of funds legally available therefor, cash dividends ("Preferred Dividends") at the rate of $2.76 per share per annum, payable semiannually in arrears, one-half on the 15th day of December and one-half on the 15th day of June of each year (each a "Dividend Payment Date") commencing on December 15, 1989, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as defined in paragraph (G) of Section 9 hereof), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not during such semiannual period there shall be funds legally available therefor, but Preferred Dividends accrued on the shares of Series B Preferred Stock for any period less than a full semiannual period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance of the shares of Series B Preferred Stock through the first Dividend Payment
           Date) shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

                        (B) So long as any shares of Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series B Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock.

           Section 3.  Voting Rights

                        The holders of shares of Series B Preferred Stock shall have the following voting rights:

                        (A) The holders of shares of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of Common Stock as one class. The holders of shares of Series B Preferred Stock initially shall be entitled to 1.30 votes per share (the "Initial Vote"), provided in the event of a "Regulatory Determination", as defined below, with respect to the Initial Vote, the Initial Vote shall be reduced to one vote per share. In the event that the "Conversion Price", as defined in Section 5 hereof, is adjusted as provided in Subsection 9(A) or (B) hereof, each share of Series B Preferred Stock shall be entitled to a vote equal to the vote to which it was entitled immediately prior to such adjustment, multiplied by the inverse of the fraction by which the Conversion Price is to be multiplied pursuant to such subsection, subject to a Regulatory Determination. In the event of any other adjustment to the Conversion Price hereunder, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the higher of (i) the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted subsequent to such adjustment and
           (ii) the number of votes to which it was entitled immediately prior to such adjustment, subject to a Regulatory Determination. In the event of a Regulatory Determination with respect to the voting rights of a share of Series B Preferred Stock as adjusted pursuant to the preceding two sentences, the number of votes per share of Series B Preferred Stock shall only be adjusted to the highest vote per share which would not result in a Regulatory Determination. The term "Regulatory Determination" refers to a determination by the Corporation that the number of votes to be accorded to each share of Series B Preferred Stock hereunder would create a material risk that the Common Stock would no longer be eligible for trading on the New York Stock Exchange ("NYSE") or otherwise not be permitted by applicable rules and regulations of the Securities and Exchange Commission or the NYSE.

                        (B) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

           Section 4.  Liquidation, Dissolution or Winding Up

                        (A) In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to shareholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, before any amount shall be paid to or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of $36.75 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

                        (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

                        (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock.

           Section 5.  Conversion into Common Stock

                        (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6, 7 or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $36.75 per share of Common Stock, with each share of Series B Preferred Stock being valued at $36.75 for such purpose, and which price shall be adjusted as provided in Section 9 hereof (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to one share of Common Stock for each share of Series B Preferred Stock so converted, subject to adjustment as the Conversion Price is adjusted as provided in Section 9 hereof).

                        (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of any transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or any transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes new certificates issued upon such conversion to be delivered.

                        (C) Upon surrender of a certificate representing a share
           or shares of Series B Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid), to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

                        (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as herein provided. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

                        (E) The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

                        (F) Out of its authorized Common Stock the Corporation shall at all times reserve and keep available unissued or treasury shares solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, in such number as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.

           Section 6.  Redemption At the Option of the Corporation

                        (A) The Series B Preferred Stock shall be redeemable, in whole or in part, (i) at the option of the Corporation at any time after June 29, 1999, at $36.75 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption and (ii) as otherwise permitted by this Section 6. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph
           (F) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares of Series B Preferred Stock will no longer be deemed to be outstanding and all rights in respect of such shares of Series B Preferred Stock shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of Series B Preferred Stock of each holder determined pro rata based on the number of shares of Series B Preferred Stock held by each holder or shall select the shares of Series B Preferred Stock to be redeemed by lot, as may be determined by the Board of Directors.

                        (B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by hand delivery, by courier, by any standard form of telecommunications or by first-class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than fifteen (15) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares of Series B Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares of Series B Preferred Stock to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of the certificate for any shares of Series B Preferred Stock so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

                        (C) In the event (i) of a change in any statute, rule or regulation of the United States of America which (x) has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the shares of Series B Preferred Stock when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series B Preferred Stock are initially issued, or (y) relates, directly or indirectly, to the ESOP and adversely affects the Corporation, (ii) that shares of Series B Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), and such plan does not so qualify, or
           (iii) that the  Corporation,  in good faith after  consultation  with counsel to the Corporation, determines that the voting provisions contained herein are not in compliance with Rule 19c-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this
           Section 6, elect to redeem any or all of such shares of Series B Preferred Stock for $36.75 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Except with respect to the redemption price, such redemption shall be effected as provided in paragraphs (A), (B) and
           (F) of this Section 6.

                        (D) In the event that the Plan is terminated or the ESOP is terminated or eliminated from the Plan in accordance with its terms, and notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Corporation shall, as soon thereafter as practicable, call for redemption all then outstanding shares of Series B Preferred Stock at the following redemption prices per share:

                                During the Twelve-
                                   Month Period             Price Per
                                 Beginning June 29            Share

                                       1989                  $39.510
                                       1990                   39.234
                                       1991                   38.958
                                       1992                   38.682
                                       1993                   38.406
                                       1994                   38.130
                                       1995                   37.854
                                       1996                   37.578
                                       1997                   37.302
                                       1998                   37.026

                        Except with respect to the redemption price, such redemption shall be effected as provided in paragraphs (A), (B) and
           (F) of this Section 6.

                        (E)   Notwithstanding   anything  to  the   contrary  in
           paragraph (A) of this Section 6, upon the termination of a Plan participant's employment with the Corporation, the Corporation may elect to redeem any or all shares of Series B Preferred Stock held for the account of such participant at a redemption price equal to the higher of (i) $36.75 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption or (ii) the Fair Market Value (as defined in paragraph (G) of Section 9 hereof) of the shares of Common Stock which would be issuable upon the conversion of the shares of Series B Preferred Stock being redeemed, plus accrued and unpaid dividends (the "Consideration Price"). Except with respect to the redemption price, such redemption shall be effected as provided in paragraphs (A), (B) and (F) of this
           Section 6.

                        (F) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value.

           Section 7.  Other Redemption Rights

                        Shares of Series B Preferred Stock shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value, at a redemption price equal to the higher of (i) $36.75 per share plus accrued and unpaid dividends thereon to the date fixed for redemption or (ii) the Consideration Price, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation: (i) when and to the extent necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan; or (ii) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of ss.401(a) and 4975(e)(7) of the Code.

           Section 8.  Consolidation, Merger, etc.

                        (A) In the event that the Corporation  shall  consummate
           any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of
           Section 409(1) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the shares of Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares), receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Sections 3 and 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such sections prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series B Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

                        (B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph
           (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time so that each share of Series B Preferred Stock shall by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the shares of Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property
           (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

                        (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of shares of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the following amount per share:

                                During the Twelve-
                                   Month Period              Price Per
                                 Beginning June 29             Share

                                       1989                   $39.510
                                       1990                    39.234
                                       1991                    38.958
                                       1992                    38.682
                                       1993                    38.406
                                       1994                    38.130
                                       1995                    37.854
                                       1996                    37.578
                                       1997                    37.302
                                       1998                    37.026

                        No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

           Section 9.  Anti-dilution Adjustments

                        (A) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                        (B) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as defined in paragraph (G) of this Section 9) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

                        (C) In the event the  Corporation  shall, at any time or
           from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock [including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock] and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to paragraphs (E) and
           (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus
           (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of
           (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

                        (D) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as defined in paragraph (G) of this Section 9) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which
           Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as defined in paragraph (G) of this Section 9) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by a fraction the numerator of which is the difference between
           (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and
           (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock; provided, the Corporation shall give such holders notice of any dividend or distribution no later than the date upon which it is required to give notice to any stock exchange, or in the event notice to any stock exchange is not required, no later than ten days before the applicable record date. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

                        (E) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

                        (F) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph
           (F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

                        (G)  For  purposes  of  this  amendment  to the  Amended
           Articles of Incorporation, the following definitions shall apply:
                        "Business  Day"  shall  mean  each  day  that  is  not a
           Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York, are not required to be open.
                        "Current  Market  Price" of  publicly  traded  shares of
           Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted  to trading  or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period.
                        "Adjustment  Period"  shall  mean the period of five (5)
           consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors or such committee.
                        "Extraordinary  Distribution" shall mean any dividend or
           other distribution to holders of Common Stock (effected while any of the shares of the Series B Preferred Stock are outstanding) (i) of cash where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (121/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash; provided, that in no event shall a regularly scheduled quarterly dividend not exceeding 125% of the average quarterly dividend for the four quarters immediately preceding such dividend constitute an Extraordinary Distribution resulting in an adjustment of the Conversion Price hereunder, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (B) or (C) of this Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this
           Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends (other than regularly scheduled dividends not exceeding 125% of the aggregate quarterly dividends for the preceding period of 12 months) which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.
                        "Fair Market  Value" shall mean,  as to shares of Common
           Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period.
                        "Non-Dilutive  Amount" in respect of any issuance,  sale
           or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.
                        "Pro Rata Repurchase"  shall mean any purchase of shares
           of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock, other than any such purchase effected prior to June 29, 1989; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph (G) of this Section 9, shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date shares of Series B Preferred Stock are initially issued by the Corporation, or on such other terms and conditions as the Board of Directors or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

                        (H) In the event that the Board of Directors of the Corporation adjusts the number of outstanding shares of Series B Preferred Stock in accordance with Section 3 hereof, then in lieu of any other adjustment to the Conversion Price pursuant to this Section 9, the Board of Directors of the Corporation may make such other adjustments as they deem appropriate. The determination of the Board of Directors of the Corporation as to whether an adjustment should be made pursuant to the foregoing sentence of this paragraph (H), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation.

                        (I) Whenever an adjustment to the Conversion Price and the related voting rights of Series B Preferred Stock is required pursuant to this Amendment, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the shares of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of Series B Preferred Stock.

           Section 10. Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares

                         (A) The Series B  Preferred  Stock shall rank senior to
           the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation, and, unless otherwise provided in the Amended Articles, as the same may be amended, or a Certificate of Amendment relating to a subsequent series of Preferred Stock without par value, of the Corporation, the Series B Preferred Stock shall rank junior to all series of the Corporation's Preferred Stock, without par value, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

                         (B) In addition to any vote of shareholders required by law or by Section 3(B) of this Amendment, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the Indiana Business Corporation Law ("BCL") if, as a result thereof, the surplus of the Corporation for purposes of the BCL would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series B Preferred Stock during the following three years.

                         (C) Any shares of Series B Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as herein provided, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, without par value, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

           Section 11.  Miscellaneous

                         (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at 345 South High Street, P.O. Box 2407, Muncie, Indiana 47302-0407 (Attention: General Counsel), or to the transfer agent for the Series B Preferred Stock, or other agent of the Corporation designated as permitted hereby or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                         (B) The term "Common Stock" as used in this Amendment means the Corporation's Common Stock, without par value, as the same exists at the date of filing of this Amendment, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
           Section 9 hereof, the holder of any share of Series B Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8, 10 and 11 of this Amendment with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

                        (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                         (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

                         (E) Unless otherwise provided in the Amended Articles of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share of Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the Series B Preferred Stock and such other stock bear to each other.

                         (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), to each holder of record of Series B Preferred Stock.

      5.  (Added by amendment on November 26, 1990)
           Five hundred three (503) shares of Preferred Stock shall be designated as "Series C Adjustable Rate Cumulative Preferred Stock" and shall have preferences, limitations, and relative voting and other rights as follows:

           Section 1.  Designation and Amount.

                        The shares of such series shall be designated "Series C Adjustable Rate Cumulative Preferred Stock" (such series being hereafter sometimes called the "Series C Preferred Stock"), and the number of shares constituting such series shall initially be 503.

           Section 2.  Dividends and Distributions.

                        (A) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors") out of funds legally available therefor, for each dividend period commencing on each December 1, March 1, June 1 and September 1 after November 30, 1990, and ending on and including the day next preceding the first day of the next dividend period (such period, together with each of such other periods, being referred to herein individually as a "Dividend Period," and collectively as the "Dividend Periods") dividends at a rate per annum for each Dividend Period equal to the Applicable Rate (as defined in Section 3) in respect of such Dividend Period. The amount of dividend per share payable for any portion of a Dividend Period less than the full Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which the dividends are payable, and by applying the Applicable Rate against $100,000. The amount of dividend per share payable for each full Dividend Period shall be computed by dividing the Applicable Rate for each Dividend Period by four and applying such resulting rate against $100,000. Dividends as provided for in this Section 2 will accrue from December 1, 1990, and will be payable when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, quarterly on the last day in February, May 31, August 31 and November 30, in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing February 28, 1991, to the holders of record at the start of business on the relevant record date. The relevant record date for the payment of dividends shall, unless otherwise altered by the Board of Directors, be the February 15, May 15, August 15 and November 15, as the case may be, immediately preceding the relevant Dividend Payment Date. If so altered by the Board of Directors, notice of such altered relevant record date will be given to the record holders of the Series C Preferred Stock not less than 5 days prior thereto. In the event that any Dividend Payment Date shall fall on any day other than a business day, the dividend payment due on such Dividend Payment Date shall be paid on the business day immediately following such Dividend Payment Date. As used herein, "business day" shall mean any day other than a Saturday or a Sunday or a day on which banking organizations in the Borough of Manhattan, The City of New York, are authorized or obligated by law, regulation or executive order to close. Dividends as provided for in this Section 2 shall accrue whether or not there shall be funds legally available therefor and whether or not declared. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date not more than sixty
           (60) days and not less than ten (10) days preceding the payment date thereof as may be fixed by the Board of Directors. Notice of any such record date shall be given to the record holders of the Series C Preferred Stock not less than 15 days prior thereto.

                        (B) If, and for so long as, a dividend accrued upon any shares of Series C Preferred Stock or any other outstanding Preferred Stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends, has not been declared and paid or set apart for payment, all dividends or other distributions in respect of each such series of stock shall only be declared and paid or set apart for payment ratably in proportion to the respective amounts of accumulated and unpaid dividends on the shares of each such series of stock. If, and for so long as, a dividend accrued upon any shares of Series C Preferred Stock, or any other series of stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends, has not been declared and paid or set apart for payment: (i) no dividends (in cash, stock or other property) shall be declared and paid or set apart for payment or any other distribution made, either directly or indirectly, upon any stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends nor shall any stock ranking junior to the Series C Preferred Stock as to dividends be redeemed, purchased, or otherwise acquired for consideration (including pursuant to sinking fund requirements ), either directly or indirectly, nor shall funds be set apart therefor; provided, however, that the foregoing clause (i) shall not apply to (1) dividends or distributions in stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up, (2) the acquisition of such shares ranking junior to the Series C Preferred Stock by conversion into or exchange for solely stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up or (3) the declaration of a dividend or distribution of any right to holders of Common Stock to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Amended and Restated Rights Agreement, dated as of January 23, 1990, between the Corporation and First Chicago Trust Company of New York (as such agreement may be amended) or any similar rights issued pursuant to a similar agreement ("Rights"), the issuing of Rights in connection with any stock ranking junior to or on parity with the Series C Preferred Stock as to dividends, or the redemption of such Rights for cash; and (ii) no stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends may be (a) redeemed pursuant to a sinking fund or otherwise, except (1) by means of a redemption pursuant to which all outstanding shares of the Series C Preferred Stock and all stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Series C Preferred Stock and all stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends, the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis, or (2) by conversion of such parity stock into, or exchange of such parity stock for, solely stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up, or (b) purchased or otherwise acquired for any consideration by the Corporation except (1) pursuant to an acquisition made pursuant to the terms of one or more offers to purchase all of the outstanding shares of the Series C Preferred Stock and all stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends (which offers shall describe such proposed acquisition of all such parity stock), which offers shall each have been accepted by the holders of at least 50% of the shares of each series or class of stock receiving such offer outstanding at the commencement of the first such offer, or (2) by conversion of such parity stock into, or exchange of such parity stock for, stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution, or winding up. The Corporation shall not permit any subsidiary to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (B) of this Section 2, purchase or otherwise acquire such shares at such time and in such manner.

           Section 3.  Applicable Rate.

                        (A) Except as provided in this paragraph (A), the dividend rate referred to in Section 2(A) for any Dividend Period (the "Applicable Rate") shall, during the Dividend Period commencing on the dates indicated below, be equal to the number of basis points indicated below,

                               Date of Commencement              Number of
                                of Dividend Period             Basis Points
                                 December 1, 1990                   100
                                   March 1, 1991                    150
                                   June 1, 1991                     200
                                 September 1, 1991                  250
                                 December 1, 1991                   300
                             and each Dividend Period
                               commencing thereafter

           in each case over the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined and each being hereinafter referred to as a "Base Rate," and collectively as the "Base Rates") for such Dividend Period. If one or more of such Base Rates cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be equal to the then applicable number of basis points over the higher of whichever of such Base Rates can be so determined. If none of such Base Rates can be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be equal to the then applicable number of basis points over the Base Rate applicable to the preceding Dividend Period.

                        (B) Except as provided below in this paragraph (B), the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period, as hereinafter defined) for three-month U.S. Treasury bills, as published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately prior to the ten (10) calendar days immediately preceding November 30, the last day in February, May 31 and August 31, as the case may be, prior to the Dividend Period for which the dividend rate on the Series C Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum market discount rate for three-month U.S. Treasury bills shall not be so published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than eighty (80) nor more than one hundred (100) days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than eighty (80) nor more than one hundred (100) days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three leading dealers in the U.S. Government securities selected by the Corporation. If the Treasury Bill Rate for any Dividend Period cannot be determined as provided above in this paragraph (B), the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than eighty (80) nor more than one hundred (100) days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three leading dealers in U.S. Government securities selected by the Corporation.

                        (C) Except as provided below in this paragraph (C), the "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, as hereinafter defined (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published by the Federal Reserve Board during the Calendar Period immediately prior to the ten (10) calendar days immediately preceding November 30, the last day of February, May 31 and August 31, as the case may be, prior to the Dividend Period for which the dividend rate on the Series C Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during any such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Ten Year Average Yield shall not be so published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities, as hereinafter defined) then having maturities of not less than eight
           (8) nor more than twelve (12) years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Ten Year Constant Maturity Rate for any Dividend Period cannot be determined as provided above in this paragraph (C), then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight (8) nor more than twelve (12) years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three leading dealers in U.S. Government securities selected by the Corporation.

                        (D) Except as provided below in this paragraph (D), the "Thirty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields, as hereinafter defined (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published by the Federal Reserve Board during the Calendar Period immediately prior to the ten (10) calendar days immediately preceding November 30, the last day of February, May 31 and August 31, as the case may be, prior to the Dividend Period for which the dividend rate on the Series C Preferred Stock is being determined. If the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during any such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such Yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight (28) nor more than thirty-two (32) years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Thirty Year Constant Maturity Rate for any Dividend Period cannot be determined as provided above in this paragraph (D), then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight
           (28) nor more than thirty-two (32) years from the date of each such quotation, as chosen and quoted daily for each business day in New
           York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three leading dealers in U.S. Government securities selected by the Corporation.

                        (E) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

                        (F) The Applicable Rate with respect to each Dividend period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The Corporation will cause notice of such Applicable Rate to be included with the dividend payment checks next mailed to the holders of the Series C Preferred Stock.

                        (G) For purposes of this Section (3), the weekly per annum market discount rate for three-month U.S. Treasury bills shall be the secondary market rate and the term:

                              (i) "Calendar Period" shall mean fourteen (14) calendar days;

                              (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                              (iii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten (10) years); and

                              (iv) "Thirty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

           Section 4.  Voting Rights.

                        (A) Except as provided herein or as required by the Indiana Business Corporation Law (the "BCL"), the Series C Preferred Stock shall not have any right to vote for the election of directors or for any other purpose. On any matters on which the holders of the Series C Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

                        (B) So long as the Series C Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of a majority of all outstanding shares of Series C Preferred Stock voting separately as a series, (a) amend, alter or repeal any provision of the Amended Articles of Incorporation of the Corporation (the "Amended Articles") so as to materially adversely affect the preferences, limitations and relative voting and other rights of the Series C Preferred Stock or the holders thereof or (b) authorize a class or series of stock ranking senior to the Series C Preferred Stock in respect of payment of dividends or upon liquidation, dissolution or winding up ("Senior Stock"), create any series of stock pursuant to Section 23-1-25-2 of the BCL which is Senior Stock or reclassify any shares of stock of the Corporation that rank junior to, or on a parity with, the Series C Preferred Stock as to dividends or upon liquidation, dissolution or winding up into shares of Senior Stock, unless, in any case, concurrently with the issuance of the Senior Stock, the Series C Preferred Stock is redeemed pursuant to Section 6. The Series C Preferred Stock shall be entitled to vote as a series (the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock being required) on any reclassification of the Series C Preferred Stock and on any other matter with respect to which the Corporation's Board of Directors shall direct (whether together with another class or series of the stock of the Corporation or by itself) that the Series C Preferred Stock is to be voted as a separate class or series. The following shall specifically be deemed not to require a vote by the holders of the Series C Preferred Stock under the BCL: (i) the authorization or issuance of any shares of Common Stock or of any series of preferred stock established pursuant to Section 23-1-25-2 of the BCL except as prohibited pursuant to clause (b) above; (ii) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation; (iii) any merger or consolidation involving the Corporation, except as prohibited pursuant to clause (b) above or except as provided in the following paragraph; or (iv) any reclassification of any stock ranking junior to, or on a parity with, the Series C Preferred Stock not prohibited pursuant to clause (b) above.
                              The affirmative  vote or consent of the holders of
           a majority of the outstanding shares of Series C Preferred Stock, voting or consenting separately as a series, shall be required to approve any merger or consolidation of the Corporation with or into any other corporation in which the Corporation is not the surviving entity unless (i) the terms of such merger or consolidation provide that the terms of the Series C Preferred Stock shall remain unchanged and (ii) the Series C Preferred Stock is, after such merger or consolidation, on a parity with or senior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, dissolution or winding up, other than Senior Stock of the Corporation outstanding immediately preceding such merger or consolidation (or the shares into which Senior Stock is converted as a result of such merger or consolidation). The foregoing provision shall not, however, apply to a purchase or other acquisition of the Corporation by another corporation in any manner which does not involve a statutory merger or consolidation, and the Series C Preferred Stock shall have no voting rights whatsoever in the case of any such purchase or acquisition.

                        (C) (i) If at any time accrued dividends payable on any Series C Preferred Stock in an amount equal to six (6) quarterly dividends thereon (whether or not consecutive) shall have not been declared and paid or set apart for payment, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous Dividend Periods and for the then current Dividend Period on all shares of Series C Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, holders of Series C Preferred Stock, voting as a single class, with holders of shares of Series A Junior Participating Preferred Stock and any other series of Preferred Stock of the Corporation which pursuant to its terms is to so vote as part of the class with the Series C Preferred, to the extent that like default voting rights have become exercisable thereon (such stock voting as a single class and on which like default voting rights have become exercisable being referred to in this Section 4(c) as "Arrears Stock"), shall have the right to elect two (2) directors.

                              (ii) During any default period, such voting right of the holders of Arrears Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this paragraph (C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in aggregate liquidation value of Arrears Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Arrears Stock of such voting right. At any meeting at which the holders of Arrears Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number of vacancies on the Board of Directors to be filled at the time of the special meeting is less than two (2), the holders of Arrears Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of Arrears Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Arrears Stock as herein provided or pursuant to the rights of any equity securities ranking senior to each series of the Arrears Stock.

                              (iii) Unless the holders of Arrears Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the aggregate liquidation value of Arrears Stock outstanding may request, the calling of a special meeting of the holders of Arrears Stock, which meeting shall thereupon be called by the President, a Vice President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Arrears Stock are entitled to vote pursuant to this paragraph (C) shall be given to each holder of record of Arrears Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the aggregate liquidation value of Arrears Stock outstanding. Notwithstanding the provisions of this paragraph (C), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

                              (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Arrears Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Arrears Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may, except as provided in subparagraph (ii) of this paragraph (C), be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.


           Section 5.  Liquidation, Dissolution or Winding Up.

                        (A) Upon any liquidation (voluntary or involuntary), dissolution or winding up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to shareholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, before any amount shall be paid to or distributed among the holders of Common Stock or any other shares ranking junior to the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of $100,000 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series C
           Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series C Preferred Stock are not paid in full, the holders of Series C Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph (A), the holders of Series C Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

                        (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer or conveyance of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section 5.

           Section 6.  Redemption.

                        (A) The Series C Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation, to the extent that the Corporation shall have funds legally available for such payment, at any time at $100,000 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash. If on or before the date fixed for redemption the consideration for any such redemption shall have been set apart so as to be available therefor then, from and after the date fixed for redemption, dividends on shares of Series C Preferred Stock called for redemption will cease to accrue, such shares of Series C Preferred Stock will no longer be deemed to be outstanding and all rights in respect of such shares of Series C Preferred Stock shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of Series C Preferred Stock of each holder determined pro rata based on the number of shares of Series C Preferred Stock held by each holder or shall select the shares of Series C Preferred Stock to be redeemed by lot, as may be determined by the Board of Directors.

                        (B) Unless otherwise required by law, notice of redemption must be given to the holders of Series C Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series C Preferred Stock not less than fifteen (15) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares of Series C Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares of Series C Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accrue on such redemption date. Upon surrender of the certificate for any shares of Series C Preferred Stock so called for redemption (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

           Section 7. Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.

                        (A) The Series C Preferred Stock shall rank as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation: (i) senior to the Common Stock, Series A Junior Participating Preferred Stock and such other series of the Corporation's Preferred Stock as shall be issued from time to time and designated as junior to the Series C Preferred Stock; (ii) on a parity with such other series of the Corporation's Preferred Stock as shall be issued from time to time and designated as on a parity with the Series C Preferred Stock; and (iii) junior to the Series B ESOP Convertible Preferred Stock, any class or series of stock having any preference or priority as to dividends on or upon liquidation, dissolution or winding up over the Series C Preferred Stock that exists following a merger in accordance with the terms hereof and such other series of the Corporation's Preferred Stock as shall be issued from time to time and designated as senior to the Series C Preferred Stock in accordance with the terms hereof.

                        (B) Any shares of Series C Preferred Stock acquired by the Corporation by reason of the redemption of such shares as herein provided, or otherwise so acquired, shall be retired as shares of Series C Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, without par value, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred stock as permitted by law.

           Section 8.  Miscellaneous.

                        (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or upon transmission if sent by telex or facsimile transmission (with request for assurance of receipt in a manner customary for communication of such type) or on the second business day after delivery to a recognized overnight delivery service, addressed: (i) if to the Corporation, to its office at 345 South High Street, P.O. Box 2407, Muncie, Indiana 47302-0407 (Attention: General Counsel), or to the transfer agent for the Series C Preferred Stock, or other agent of the Corporation designated as permitted hereby or
           (ii) if to any holder of the Series C Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

                        (B) The term "Common Stock" as used herein means the Corporation's Common Stock, without par value, as the same exists at the date of filing of this Amendment to the Amended Articles, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                        (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such stamp tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                        (D) Unless otherwise provided in the Amended Articles, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the Series C Preferred Stock and any other stock ranking on a parity with the Series C Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share of Series C Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the Series C Preferred Stock and such other stock bear to each other.

                        (E) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series C Preferred Stock. Upon any such appointment or discharge of a transfer agent, notice thereof shall be given by the Corporation to each holder of record of Series C Preferred Stock.

Section B.  Issue and Consideration for Capital Stock

      1. The Board of Directors shall have authority to authorize and direct the issuance by the Corporation of shares of Common Stock and Preferred Stock at such times, in such amounts, to such persons, for such consideration, and upon such terms and conditions as it may determine, subject to the restrictions, limitations, conditions and requirements imposed by the provisions of these Amended Articles, by the provisions of the resolutions authorizing the issuance of any series of shares of Preferred Stock adopted by the Board of Directors, or by the provisions of The Indiana General Corporation Act.

      2. When payment of the consideration for which any share or shares of stock so authorized to be issued shall have been received by the Corporation, such share or shares shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder or holders thereof shall not be liable for any further payments thereon.

Section C.  No Preemptive Rights

      The shareholders shall have no preemptive rights to subscribe to or purchase any additional issues of shares of the capital stock of the Corporation nor any shares of the capital stock of the Corporation purchased or acquired by the Corporation and not canceled but held as treasury stock.


                                   ARTICLE VII

                         Voting Rights of Capital Stock

Section A.  Common Stock

      Each owner of record (as of the record date fixed by the Bylaws or the Board of Directors for any such determination of shareholders) of shares of the Common Stock shall have one (1) vote for each share of Common Stock standing in his, her or its name on the books of the Corporation with respect to each matter to be voted on, including the election of Directors and on matters referred to the shareholders, in any meeting of the shareholders.

Section B.  Preferred Stock

      Subject to the requirements of The Indiana General Corporation Act or applicable regulations of the New York Stock Exchange, Inc., the Midwest Stock Exchange, Inc., or other exchanges on which the Corporation's capital stock may be listed, holders of Preferred Stock shall have such voting rights as may be determined and designated by the Board of Directors in accordance with Article VI of these Amended Articles of Incorporation.

Section C.  No Cumulative Voting

      No holder of shares of Common Stock shall have any right of cumulative voting.


                                  ARTICLE VIII

                                 Stated Capital

      The amount of stated capital of the Corporation at the time of filing of these Amended Articles is at least One Thousand Dollars ($1,000).


                                   ARTICLE IX

                                    Directors

Section A.  Number and Term

      The maximum number of directors shall be fifteen (15) and the minimum number shall be nine (9). The exact number may from time to time be specified by the Bylaws of the Corporation at not less than nine (9) nor more than fifteen
(15). If the number of directors is not specified by the Bylaws, the number shall be twelve (12). Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock then outstanding to elect directors under specified circumstances as may be required by The Indiana General Corporation Act or applicable regulations of the New York Stock Exchange, Inc., the Midwest Stock Exchange, Inc., or other exchanges on which the Corporation's capital stock may be listed, the directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, as shall be specified by the Bylaws, one (1) class to be originally elected for a term expiring at the Annual Meeting of Shareholders to be held in 1986, another class to be originally elected for a term expiring at the Annual Meeting of Shareholders to be held in 1987, and another class to be originally elected for a term expiring at the Annual Meeting of Shareholders to be held in 1988, with each director to hold office until his successor is elected and qualified. At each Annual Meeting of Shareholders of the Corporation, the successor of each director whose term expires at that Meeting shall be elected to hold office for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of his election, or until his successor is elected and qualified.

Section B.  Qualifications

      Directors need not be shareholders of the Corporation. A majority of the directors at any time shall be citizens of the United States.

Section C.  Vacancies

      Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock then outstanding to elect directors under specified circumstances as may be required by The Indiana General Corporation Act or applicable regulations of the New York Stock Exchange, Inc., the Midwest Stock Exchange, Inc., or other exchanges on which the Corporation's capital stock may be listed, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section D.  Removal

      Subject to the rights, if any, of the holders of any class or series of Preferred Stock then outstanding to elect directors under specified circumstances as may be required by The Indiana General Corporation Act or applicable regulations of the New York Stock Exchange, Inc., the Midwest Stock Exchange, Inc., or other exchanges on which the Corporation's capital stock may be listed, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least three-fourths of the combined voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Section E.  Amendment

      Notwithstanding anything contained in these amended Articles of Incorporation to the contrary, the affirmative vote of the holders of at least three-fourths of the combined voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or to repeal this Article IX.


                                    ARTICLE X

                        Names and Addresses of Directors

      The names and post-office addresses of the Corporation's Board of Directors holding office at the time of adoption of these Amended Articles are as follows:

      Name                  Number and Street            City and State

      Howard M. Dean        3600 North River Road        Franklin Park, Illinois
      John W. Fisher        345 South High Street        Muncie, Indiana
      Richard M. Gillett    One Vandenberg Center        Grand Rapids, Michigan
      Henry C. Goodrich     1900 Fifth Avenue, North     Birmingham, Alabama
      A. Malcolm McVie      3731 Bay Road, North Drive   Indianapolis, Indiana
      Robert H. Mohlman     3860 East 79th Street        Indianapolis, Indiana
      Alvin M. Owsley, Jr.  3000 One Shell Plaza         Houston, Texas
      William L. Peterson   345 South High Street        Muncie, Indiana
      Richard M. Ringoen    345 South High Street        Muncie, Indiana
      Delbert C. Staley     400 Westchester Avenue       White Plains, New York
      William P. Stiritz    Checkerboard Square          St. Louis, Missouri


                                   ARTICLE XI

                Names and Addresses of the Chairman of the Board,
                   the President and Chief Executive Officer,
                           and the Corporate Secretary

      The names and post-office addresses of the Corporation's Chairman of the Board, the President and Chief Executive Officer, and the Corporate Secretary at the time of adoption of these Amended Articles are as follows:

      Name                           Number and Street           City and State

      John W. Fisher                 345 South High Street       Muncie, Indiana
        Chairman of the Board
      Richard M. Ringoen             345 South High Street       Muncie, Indiana
        President and
        Chief Executive Officer
      George A. Sissel               345 South High Street       Muncie, Indiana
        Corporate Secretary


                                   ARTICLE XII

               Provisions for Regulations of Business and Conduct
                          of Affairs of the Corporation

Section A.  Meetings

      Meetings of the shareholders and the directors of this Corporation may be held either within or without the State of Indiana, and at such place as the Bylaws shall provide or, in default of such provisions, at such place as the Board of Directors shall designate.

Section B.  Indemnification

      Indemnification of directors, officers and employees shall be as follows:

      1. The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the corporation within the meaning of Section 16 (b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

      2. Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Corporation, but only if (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 of this Section B of
Article XII; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) shall deliver to the corporation its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Corporation, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 of this Section B of Article XII.

      3. As used in this Section B of Article XII, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and the term "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section B of Article XII.

      4. The provisions of this Section B of Article XII shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee.


                                  ARTICLE XIII

           Fair Price, Form of Consideration and Procedural Safeguards for Certain Related Party Business Combinations

Section A.  Higher Vote Required for Certain Related Party Business Combinations

      1. In addition to any affirmative vote required by law or under these Amended Articles of Incorporation, and except as otherwise expressly provided in Section B of this Article XIII, any Related Party Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least three-fourths of the Voting Stock (as hereinafter defined), voting together as a single class. For purposes of this Article XIII, each share of Voting Stock shall have the number of votes granted to it pursuant to these Amended Articles of Incorporation.

      2. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

Section B.  When Higher Vote Not Required

      The provisions of Section A of this Article XIII shall not be applicable to any particular Related Party Business Combination, and such Related Party Business Combination shall require only such affirmative vote as is required by law or any other provision of these Amended Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following subparagraphs 1 or 2 are met:

      1. Approval of Disinterested Directors. The Related Party Business Combination shall have been expressly approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Related party, as hereinafter defined, to become a Related Party) of the Disinterested Directors (as hereinafter defined); or

      2. Fair Price, Form of Consideration and Procedural Requirements. All of the following conditions shall have been met:

           (A) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Related Party Business Combination (the "Consummation Date") of consideration other than cash to be received per share by holders of shares of any class or series of Capital Stock (as hereinafter defined) in such Related Party Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2.
      (A) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Related Party has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock):

                 (1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Party for any shares of such class or series of Capital Stock acquired by or on behalf of the Related Party (a) within the two-year period immediately prior to the first public announcement of the proposal of the Related Party Business Combination (the "Announcement Date") or (b) in the transaction in which it became a Related Party, whichever is higher;

                 (2) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the date on which the Related Party became a Related Party (the "Determination Date"), whichever is higher;

                 (3) (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (2), multiplied by the ratio calculated by dividing (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Party for any share of such class or series of Capital Stock in connection with the acquisition by the Related party of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date by (b) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Related Party acquired beneficial ownership of any share of such class or series of Capital Stock;

                 (4) in the case of Common Stock, the Corporation's net income per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Related Party or the highest price/earnings multiple of the corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community); or

                 (5) in the case of any class or series of Capital Stock other than Common Stock,, the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

      All per share prices shall be adjusted for any intervening stock splits, stock dividends and reverse stock splits.

           (B) The consideration to be received by holders of a particular class or series of Capital Stock shall be in cash or in the same form as the Related Party has previously paid for shares of such particular stock. If the Related Party has paid for shares of any class or series of Capital Stock with varying forms of consideration, the form of consideration for such particular stock shall be either cash or the form used to acquire the largest number of shares of such particular stock previously acquired by it.

           (C) After such Related Party has become a Related Party and prior to the Consummation Date:

                 (1) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of Common Stock), except as approved by a majority of the Disinterested Directors, and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors;

                 (2) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any other outstanding class or series of Capital Stock, except as approved by a majority of the Disinterested Directors; and

                 (3) such Related Party shall have not become the beneficial owner of any additional shares of Capital Stock, except as part of the transaction which results in such Related Party becoming a Related Party.

           (D) After such Related Party has become a Related Party, such Related Party shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Related Party Business Combination, or otherwise.

           (E) A proxy or information statement describing the proposed Related Party Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 calendar days prior to the consummation of such Related Party Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Related Party Business Combination that the Disinterested Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Disinterested Directors, the opinion of an investment banking firm selected by a majority of the disinterested Directors as to the fairness (or not) of the terms of the Related Party Business Combination from a financial point of view to the holders of the shares of any class or series of Capital Stock other than the Related party and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by this Corporation.

           (F) Such Related Party shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Disinterested Directors.

Section C.  Definitions for Article XIII

      For the purposes of this Article XIII:

      1.  The  term  "Related  Party  Business   Combination"   shall  mean  any
transaction referred to in one or more of the following:

           (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (1) any Related Party or (2) any other corporation (whether or not itself a Related Party) which is, or after such merger or consolidation would be, an Affiliate or Associate (as hereinafter defined) of any Related Party; or

           (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Party or any Affiliate or Associate of any Related Party of any assets of the Corporation or any subsidiary having an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more; or

           (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities having an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more of the Corporation or any subsidiary to any Related Party or any Affiliate or Associate of any Related Party in exchange for cash, securities or other property (or combination thereof); or

           (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Party or any Affiliate or Associate of any Related Party; or

           (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Party or any Affiliate or Associate of any Related Party) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Party or any Affiliate or Associate of any Related Party; or

           (F) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (A) through
      (E).

      2. The term "Related Party" shall mean any person (other than the Corporation or any Subsidiary, and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

           (A) is the beneficial owner (as hereinafter defined) of more than 10 percent of the voting power of the outstanding Voting Stock; or

           (B) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

           (C) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Party, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

For purposes of determining whether a person is a Related Party, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Section C.4., hereof, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      3. The term "person" shall mean any individual, firm, partnership, trust, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock.

      4.  A person shall be a "beneficial owner" of any Voting Stock:

           (A) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

           (B) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, understanding or relationship or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (2) the right to vote pursuant to any agreement, arrangement, understanding or relationship; or (3) the right to invest, including the power to dispose or to direct the disposition of, pursuant to any agreement, arrangement, understanding or relationship; or

           (C) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

      5. The term "Affiliate," used to indicate a relationship with a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

      6. The term "Associate," used to indicate a relationship with a specified person, shall mean:

           (A) any corporation or organization (other than the Corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; or

           (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; or

           (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person; or

           (D) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Corporation or a Subsidiary).

      7. The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Party set forth in Section C.2., hereof, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

      8.  The term "Disinterested Director" shall mean:

           (A) any member of the Board of Directors of the Corporation who is unaffiliated with the Related Party and was a member of the Board of Directors prior to the time that the Related Party became a Related Party; or

           (B) any successor of a Disinterested Director who is unaffiliated with the Related Party and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

      9.  The term "Fair Market Value" shall mean:

           (A) in the case of stock, the highest closing sale price during the 30-calendar-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc., or, if such stock is not listed on such Exchange, on the principal United State securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-calendar-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotation is available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the disinterested Directors in good faith; and

           (B) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

     10. The term "Capital Stock" shall mean all Capital Stock of the Corporation authorized to be issued from time to time under Article V of these Amended Articles of Incorporation, and the term "Voting Stock" shall mean the then outstanding shares of Capital Stock of the Corporation entitled to vote generally in the election of directors.

     11. In the event of any Related Party Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in Sections B.2. (A) and B.2. (B) of this Article XIII shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

Section D.  Determination by the Disinterested Directors

      A majority of the Disinterested Directors or, if there should be no Disinterested Directors, a majority of the directors, shall have the power and duty to determine for the purposes of this Article XIII, on the basis of information known to them after reasonable inquiry:

      1.  Whether a person is a Related Party;

      2.  The number of shares of Voting Stock beneficially owned by any person;

      3.  Whether a person is an Affiliate or Associate of another;

      4. Whether the assets which are the subject of any Related Party Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Related Party Business Combination has, an aggregate Fair Market Value of Ten Million Dollars ($10,000,000) or more; and

      5. Such other matters with respect to which a determination is required under this Article XIII.

      A majority of the Disinterested Directors or, if there should be no Disinterested Directors, a majority of the directors shall have the further power to interpret all of the terms and provisions of this Article XIII.

Section E.  Effect on Fiduciary Obligations

      1. Nothing contained in this Article XIII shall be construed to relieve any Related Party from any fiduciary obligation imposed by law.

      2. The fact that any Related Party Business Combination complies with the provisions of Section B. of this Article XIII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Related Party Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Related Party Business Combination.

Section F.  Amendment

      Notwithstanding any other provision of law, these Amended Articles of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser vote may be specified by law, these Amended Articles of Incorporation or the Bylaws of the Corporation, and in addition to any affirmative vote of holders of any class or series of Capital Stock of the Corporation then outstanding which is required by law or by or pursuant to these Amended Articles of Incorporation, the affirmative vote of the holders of at least three-fourths of the combined voting power of the shares of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article XIII; provided, however, that this Section F. shall not apply to, and such three-fourths vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all such directors are persons who would be eligible to serve as Disinterested Directors within the meaning of this Article XIII.


                                   ARTICLE XIV

                           Effect of Amended Articles

      These Amended Articles shall supersede and take the place of the heretofore existing Amended Articles of Incorporation of the Corporation.